Exhibit 99.1

CHAPARRAL ENERGY, L.L.C.

EXECUTIVE SEVERANCE PLAN

(Effective December 20, 2019)

In order to secure the continued services of certain key management employees of Chaparral Energy, L.L.C. (the “Employer”) and to ensure their continued dedication to their assigned duties to providing services to Chaparral Energy, Inc. (the “Company”) without distraction in circumstances arising from the possibility of certain terminations of employment and in the event of any threat or occurrence of a Change in Control of the Company, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has adopted this Executive Severance Plan (as it may be amended pursuant to the terms hereof, this “Plan”).

SECTION 1. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

“Accrued Bonus” shall mean a Participant’s accrued, but unpaid as of a Participant’s Termination Date, annual cash bonus for any completed fiscal year of the Company preceding a Participant’s Termination Date.

“Affiliate(s)” shall mean, with respect to the Employer or the Company, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Employer or the Company, as applicable, including each subsidiary of the Employer or the Company, as applicable, within the meaning of Section 424(f) of the Code.

“Annual Bonus” shall mean Participant’s target annual cash bonus for the calendar year in which the Qualifying Termination occurs; provided, however, that, with respect to a CIC Qualifying Termination, such target annual cash bonus shall in no event be less than the highest target annual cash bonus of Participant under any such annual cash bonus plan for any calendar year commencing since the Effective Date and prior to the termination of this Plan in accordance with Section 8(l). For the avoidance of doubt, Annual Bonus shall include annual cash bonus received by the Participant from the Employer and all of its Affiliates.

“Base Salary” shall mean Participant’s Monthly Base Salary multiplied by 12.

“Beneficiary” shall mean the person or entity designated by Participant, by written instrument delivered to the Employer, to receive the benefits payable under this Plan in the event of Participant’s death. If Participant fails to designate a Beneficiary, or if no Beneficiary survives Participant, such death benefits shall be paid as follows: (i) to Participant’s surviving spouse; (ii) if there is no surviving spouse, to Participant’s living descendants per stirpes; or (iii) if there is neither a surviving spouse nor descendants, to Participant’s duly appointed and qualified executor or personal representative.

“Cause” shall mean the occurrence of any one or more of the following events: (i) Participant’s conviction of, or entry by Participant of a guilty or no contest plea to, a felony or crime involving moral turpitude; (ii) Participant’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Employer, the Company or any Affiliate thereof; (iii) Participant’s willful failure to substantially perform or gross neglect of Participant’s duties, including, but not limited to, the failure to follow any lawful directive of the Board or the CEO, within the reasonable scope of Participant’s duties; (iv) Participant’s performance of acts materially detrimental to the Employer, the Company or any Affiliate thereof, unless otherwise approved in advance by the Board or the CEO; (v) Participant’s use of narcotics, alcohol, or illicit drugs in a manner that has or may reasonably be expected to have a detrimental effect on Participant’s performance of his duties as an employee of the Employer or any Affiliate thereof or on the reputation of the Employer, the Company or any Affiliate thereof; (vi) Participant’s commission of a violation of the Code of Conduct of the Employer or the Company or, if applicable to the Participant, any Affiliate or any other rule or policy adopted by the Employer, the Company or any Affiliate thereof which results in injury to the Employer, the Company or an Affiliate thereof; (vii) Participant’s breach of the Participation and Restrictive Covenant Agreement; or (viii) any other acts or omissions contrary to the best interests of the Employer, the Company or any Affiliate thereof which has caused, or is likely to cause, material harm to one or more of them. Cause shall not be deemed to exist with respect to clause (vi), clause (vii), and clause (viii) above unless (A) the Employer provides written notice to the Participant of the conduct giving rise to Cause under the applicable clause within ninety (90) days after the Company has actual knowledge of the existence of such conduct and (B) Participant fails to completely remedy both the conduct so identified and the harm or threat of harm associated therewith within thirty (30) days after receipt of such notice.

“CEO” shall mean the Chief Executive Officer of the Employer.

“Change in Control” shall have the same meaning as such term is defined under the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan or any successor equity incentive plan, as may be amended from time to time.

“CIC Agreement” shall have the meaning set forth in Section 2.

“CIC Qualifying Termination” shall mean a Qualifying Termination that occurs within six (6) months following the consummation of a Change in Control.

“CIC Severance Multiple” shall mean 18.

“CIC Severance Period” shall mean 18 months.

“Claimant” shall have the meaning set forth in Section 4(c).

“COBRA” shall mean the Consolidated Budget Reconciliation Act of 1985, as amended from time to time, and the regulations promulgated thereunder.

“COBRA Benefits” shall have the meaning set forth in Section 3(a)(vi).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Effective Date” shall mean December 20, 2019.

“Employment” shall mean employment with the Employer, the Company or any Affiliate. A Participant’s Employment shall be deemed to have continued notwithstanding a transfer of employment between the Employer, the Company and Affiliate thereof, or between any two Affiliates.

“Equity Plan” shall mean the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan or any successor equity incentive plan, as may be amended from time to time, or any predecessor plan (including, without limitation, the Chaparral Energy, Inc. Management Incentive Plan).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

“Excise Tax” shall have the meaning set forth in Section 3(d)(i).

“Full Payment” shall have the meaning set forth in Section 3(d)(i).

“Good Reason” shall mean: (i) a material diminution in Participant’s authority, duties, or responsibilities combined with a material demotion in Participant’s pay grade ranking; (ii) the reduction by the Employer or the employing Affiliate of Participant’s Base Salary by more than ten percent (10%) (unless done so for all executive officers of the Employer); (iii) the requirement that Participant be based at any office or location that is more than 50 miles from the Participant’s place of employment, except for travel reasonably required in the performance of Participant’s responsibilities; or (iv) any other action or inaction that constitutes a material breach by the Company or the Employer or any Affiliate thereof of this Plan, such as the failure of any successor to the Company to assume this Plan pursuant to Section 8(h). Notwithstanding the foregoing, Participant will not be deemed to have terminated his employment for Good Reason unless (A) Participant provides written notice to the Employer of the existence of one of the conditions described above within ninety (90) days after Participant has knowledge of the initial existence of the condition, (B) the Employer or the employing Affiliate fails to remedy the condition so identified within thirty (30) days after receipt of such notice (if capable of correction), (C) Participant provides a notice of termination to the Employer within thirty (30) days of the expiration of the Employer’s or the employing Affiliate’s period to remedy the condition, and (D) Participant terminates employment within ninety (90) days after Participant provides written notice to the Employer of the existence of the condition referred to in clause (A).

“Monthly Base Salary” shall mean Participant’s monthly base salary at the rate in effect prior to any reduction for purposes of Good Reason, or on the date of a Qualifying Termination, whichever is higher; provided, however, that, with respect to a CIC Qualifying Termination, such rate shall in no event be less than the highest rate in effect for Participant at any time following the Effective Date and prior to the termination of this Plan in accordance with Section 8(l). For the avoidance of doubt, Monthly Base Salary shall include base salary received by the Participant from the Employer and all of its Affiliates.

“Monthly Severance Amount” shall mean the sum of (i) Participant’s Monthly Base Salary plus (ii) one-twelfth (1/12) of Participant’s Projected Bonus.

“Payment” shall have the meaning set forth in Section 3(d)(i).

“Participant” shall mean any employee of the Employer (or one of its Affiliates) selected by the Plan Administrator in accordance with Section 2 who has entered into a Participation and Restrictive Covenant Agreement and otherwise meets the requirements of Section 2.

“Participation and Restrictive Covenant Agreement” shall mean the written agreement evidencing participation under this Plan and the restrictive covenants being agreed to as a condition to participate in this Plan between the Company or the Employer and the applicable employee.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)(3) thereof.

“Plan Administrator” shall mean (i) the Committee with respect to any Participant who is subject to Section 16 of the Exchange Act and (ii) the CEO or such other person as may be designated by the Committee from time to time with respect to any Participant who is not subject to Section 16 of the Exchange Act.

“Projected Bonus” shall mean one-hundred percent (100%) of the Annual Bonus for the Participant for the fiscal year during which the Termination Date occurs multiplied by the payout percentage reasonably projected in good faith by the Board (or its designee) to be applied to such Annual Bonus as of the Termination Date and prorated for the number of days Participant was employed by the Employer or an Affiliate during the fiscal year of the Employer in which the Termination Date occurs.

“Qualifying Termination” shall mean the Participant’s termination of Employment which constitutes a termination by the Employer without Cause or a resignation by the Participant for Good Reason.

“Reduced Payment” shall have the meaning set forth in Section 3(d)(i).

“Retirement Plan” shall mean any qualified or nonqualified supplemental employee pension benefit plan, as defined in Section 3(2) of ERISA, currently or hereinafter made available by the Employer or its Affiliates in which Participant is eligible to participate.

“Section 409A Payment” shall have the meaning set forth in Section 5(d).

“Severance Benefits” shall mean the severance benefits under Section 3(a).

“Severance Multiple” shall mean 12.

“Severance Payments” shall have the meaning set forth in Section 3(a)(i).

“Severance Period” shall mean 12 months.

“Termination Date” shall mean, with respect to any Participant, the effective date of such Participant’s termination of Employment, as determined in accordance with Section 5(d).

“Welfare Plan” shall mean any health, vision or dental plan, disability plan, survivor income plan or life insurance plan, as defined in Section 3(1) of ERISA, currently or hereafter made available by the Employer or its Affiliates in which Participant is eligible to participate.

SECTION 2. Eligibility. The Plan Administrator shall from time to time, in its sole discretion, select and designate in writing, which of the Employer’s (including any of its Affiliates) employees are eligible to participate in this Plan and such employee shall become a Participant under this Plan conditioned upon accepting and executing a Participation and Restrictive Covenant Agreement within 30 days after such agreement is delivered to such employee. The Plan Administrator may, in its sole discretion, remove an employee from participation in this Plan, with such removal to be effective upon three-months prior notice to the impacted employee; provided, however, that if (a) a Participant is notified of his or her removal from participation in this Plan and (b) on or within six-months following the date on which the Participant is notified of his or her removal from this Plan, the Company has entered into or enters into an agreement that if consummated would constitute a Change in Control (the “CIC Agreement”), then such individual shall remain a Participant in this Plan and remain eligible for benefits in accordance with the terms hereof until the earlier to occur of (i) the termination of the CIC Agreement and (ii) the 12-month anniversary of the date on which the Participant is notified of his or her removal from this Plan.

SECTION 3. Compensation, Benefits and Effect of Termination of Employment.

(a) Effect of Qualifying Termination. Subject to Section 3(c) and Section 3(d), upon a Participant’s Qualifying Termination, the Employer shall provide Participant the payments and benefits set forth below (the “Severance Benefits”). For the avoidance of doubt, a Participant shall not be entitled to benefits under this Plan if such Participant’s Employment terminates for any reason (including due to disability, for Cause or resignation without Good Reason) other than as specifically set forth in the Qualifying Termination definition or this Section 3(a).

(i) The Employer shall pay to Participant an amount equal to the Severance Multiple times the Monthly Severance Amount or, in the event of a Participant’s CIC Qualifying Termination, the CIC Severance Multiple times the Monthly Severance Amount. Such amount shall be payable over the Severance Period or CIC Severance Period, as applicable, in substantially equal installments in accordance with the Employer’s regular payroll policies as if Participant’s employment had not ended (collectively, the “Severance Payments”). Subject to compliance with Section 3(b) below, the first installment of the Severance Payments will be paid within 60 days following the Termination Date, with the first payment including such amounts as would have otherwise been paid during the period beginning on the Termination Date and ending on such payment date.

(ii) The Employer shall pay Participant any Accrued Bonus, with such Accrued Bonus payable in a single lump sum no later than the March 15th following the year in which such Accrued Bonus was earned.

(iii) Participant shall receive any and all benefits accrued through the date of termination of Employment under any Retirement Plan, Welfare Plan or other plan or program in which Participant participates as of the Termination Date, with the amount, form and time of payment of such benefits determined by the terms of such Retirement Plan, Welfare Plan and other plan or program.

(iv) If upon the Termination Date Participant holds any awards granted under the Equity Plan, including stock options, restricted stock, restricted stock units, performance shares, performance units, and any other stock-based award, all such awards shall be governed by the terms of the Equity Plan and the applicable award agreements and shall become vested, exercisable, and payable only to the extent provided for under the terms of the Equity Plan and the applicable award agreements.

(v) If Participant timely elects COBRA continuation coverage, Participant shall pay and the Employer shall reimburse Participant for such health insurance coverage through the earlier of (x) the 12-month anniversary of the Termination Date and (y) Participant becoming eligible for health insurance coverage under another employer’s plan (whether through the Participant or as a dependent) at the same rate as it pays for health insurance coverage for its active employees (with Participant required to pay for any employee-paid portion of such coverage) (such amounts to be referred to herein as the “COBRA Benefits”).

(vi) During the Severance Period or, in the event of a Participant’s CIC Qualifying Termination, the CIC Severance Period, Participant shall not be entitled to reimbursement for fringe benefits, including without limitation, dues and expenses related to club memberships, automobile expenses, expenses for professional services and other similar perquisites.

(b) Release of Claims. The obligations of the Employer and its Affiliates under this Section 3 (except upon such Participant’s death) shall be subject to such Participant’s execution, within 45 days after the Termination Date, of a general release and waiver substantially in a form prescribed by the Employer, which has become irrevocable following any revocation period permitted by the Employer (not to exceed 7 days).

(c) Recoupment. Notwithstanding any provisions in this Plan to the contrary, the Plan Administrator may, in its sole and absolute discretion, in the event of Participant’s material breach of a material obligation of Participant to the Employer pursuant to any award or agreement between Participant and the Employer, including a material breach of the Participation and Restrictive Covenant Agreement or a determination that an event constituting Cause has occurred, regardless of whether this determination happened prior to or following the Termination Date: (i) terminate the right of such Participant to receive any payment under this Section 3, to the extent it has not been paid; and (ii) seek the recoupment of any payment paid to such Participant under this Section 3, including through exercise rights of set-off, forfeiture or cancellation, to the full extent permitted by law, with respect to any other awards, benefits or payments otherwise due Participant from the Employer or any of its Affiliates, to the extent the Plan Administrator in its sole discretion deems appropriate after considering the relevant facts and circumstances. Any termination and/or recoupment of a Participant’s benefits under this Plan shall be in addition and without prejudice to any other remedies that the Employer might elect to assert.

(d) Code Section 280G.

(i) If any payment or benefit (including payments and benefits pursuant to this Plan) Participant would receive in connection with or as a result of a Change in Control from the Employer or otherwise (the “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employer shall cause to be determined, before any amounts of the Payment are paid to Participant, which of the following two alternative forms of payment shall be paid to Participant: (A) payment in full of the entire amount of the Payment (a “Full Payment”), or (B) payment of only a part of the Payment so that Participant receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”). A Full Payment shall be made in the event that the amount received by Participant on a net after-tax basis is greater than what would be received by Participant on a net after-tax basis if the Reduced Payment were made, otherwise a Reduced Payment shall be made. If a Reduced Payment is made, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and Participant shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order: (A) reduction of cash payments (in the reverse chronological order in which such cash would otherwise be paid); (B) cancellation of accelerated vesting of equity awards other than stock options (in the reverse chronological order in which such equity awards would vest in the absence of a Change in Control); (C) cancellation of accelerated vesting of stock options (in the reverse chronological order in which such stock options would vest in the absence of a Change in Control); and (D) reduction of other benefits paid to Participant (in the reverse chronological order in which such benefits would otherwise be provided).

(ii) The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control, or a nationally recognized law firm selected by the Plan Administrator, shall make all determinations required to be made under Section 3(d)(i). If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized law firm or independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such independent registered public accounting firm or law firm required to be made hereunder. Any good faith determinations of the accounting firm or law firm made hereunder shall be final, binding and conclusive upon the Company and Participant.

(e) Death. If Participant’s Employment terminates under circumstances described in Section 3(a), then upon Participant’s subsequent death, all unpaid amounts payable to Participant under Section 3(a)(i) through Section 3(a)(v), if any, shall be paid to Participant’s Beneficiary.

SECTION 4. Administration of Plan; Claims Procedure.

(a) General. Except as specifically provided herein, this Plan shall be administered by the Plan Administrator. The Plan Administrator may delegate any administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of benefits under this plan to designated individuals or committees. The Plan Administrator shall be the “administrator” and a “named fiduciary” under this Plan for purposes of ERISA.

(b) Interpretations and Variations. The Plan Administrator shall have the duty and authority to interpret and construe, in its sole discretion, the terms of this Plan in regard to all questions of eligibility, the status and rights of Participants, and the manner, time and amount of any payment under this Plan. The Plan Administrator or its representative shall decide any issues arising under this Plan, and the decision of the Plan Administrator shall be binding and conclusive on Participants and the Company. Any variations from this Plan may be made only by the Plan Administrator in its sole discretion.

(c) Filing a Claim. Although it is not normally necessary to file a claim in order to receive benefits under this Plan, if a Participant (the “Claimant”) feels he or she has been improperly denied benefits under this Plan, any claim for payment of such benefits shall be signed, dated and submitted to the Company in accordance with Section 8(a). All claims relating to this Plan must be filed within 90 days following Participant’s Termination Date or alleged improper denial of benefits, whichever is later, unless the Plan Administrator otherwise specifies in writing. The Plan Administrator shall then evaluate the claim and notify the Claimant of the approval or disapproval in accordance with the provisions of this Plan not later than 90 days after the Company’s receipt of such claim unless special circumstances require an extension of time for processing the claims. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was filed). If the Claimant does not provide all the necessary information for the Plan Administrator to process the claim, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information.

(d) Notice of Initial Determination. The Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (i) the specific reasons for the denial, (ii) specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and (iv) an explanation of this Plan’s appeal procedures, which shall also include a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim upon review.

(e) Right to Appeal. If a claim for payment of benefits under this Plan made in accordance with the procedures specified in this Plan is denied, in whole or in part, the Claimant shall have the right to request that the Plan Administrator review the denial, provided that the Claimant files a written request for review with the Plan Administrator within 60 days after the date on which the Claimant received written notification of the denial. The Claimant may review or receive copies, upon request and free of charge, any documents, records or other information “relevant” (within the meaning of Department of Labor Regulation 2560.503-1(m)(8)) to the Claimant’s claim. The Claimant may also submit written comments, documents, records and other information relating to his or her claim.

(f) Review of Appeal. In deciding a Claimant’s appeal, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. If the Claimant does not provide all the necessary information for the Plan Administrator to decide the appeal, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information. Within 60 days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial 60-day period specifying the reasons for the extension and when such review shall be completed (provided that such review must be completed within 120 days after the date on which the request for review was filed).

(g) Notice of Appeal Determination. The decision on review shall be forwarded to the Claimant in writing and, in the case of a denial, shall include (i) specific reasons for the decision, (ii) specific references to the pertinent Plan provisions upon which the decision is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the Claimant’s claim and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a wholly or partially denied claim for benefits. The Plan Administrator’s decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no right to review and shall have no right to bring an action in any court, and the denial of the claim shall become final and binding on all persons for all purposes. Any notice and decisions by the Plan Administrator under this Section 4 may be furnished electronically in accordance with Department of Labor Regulation 2520.104b-1(c)(i), (iii) and (iv).

(h) Statute of Limitations. No Claimant may bring any legal action to recover benefits under this Plan until he or she has exhausted the internal administrative claims and appeals process described above. No legal action may be commenced at all, unless commenced no later than one year following the issuance of a final decision on the claim for benefits, or the expiration of the appeal decision period if no decision is issued. This one-year statute of limitations on suits for all benefits available under this Plan shall apply in any forum where such legal action is initiated.

SECTION 5. Section 409A Compliance; Changes in Law.

(a) It is the intention of the Company that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with Section 409A of the Code. In the event that the Company determines that any provision of this Plan does not comply with Section 409A of the Code or any such rules, regulations or guidance and that as a result any Participant may become subject to a tax under Section 409A of the Code, notwithstanding Section 8(l), the Company shall have the discretion to amend or modify such provision to avoid the application of such tax, and in no event shall any Participant’s consent be required for such amendment or modification. Notwithstanding any provision of this Plan to the contrary, each Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with amounts payable pursuant to this Plan (including any taxes arising under Section 409A of the Code), and the Company not shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes.

(b) In the event that the Company determines that any provision of this Plan violates, or would result in any material liability (other than liabilities for the Severance Benefits) to the Company under, any law, regulation, rule or similar authority of any governmental agency the Company shall be entitled, notwithstanding Section 8(l), to amend or modify such provision as the Company determines in its discretion to be necessary or desirable to avoid such violation or liability, and in no event shall any Participant’s consent be required for such amendment or modification.

(c) The payments under this Plan are designated as separate payments for purposes of the short-term deferral rule under Treasury Regulation Section 1.409A-1(b)(4), the exemption for involuntary terminations under separation pay plans under Treasury Regulation Section 1.409A-1(b)(9)(iii), and the exemption for medical expense reimbursements under Treasury Regulation Section 1.409A-1(b)(9)(v)(B). As a result, (i) payments that are made on or before the 15th day of the third month of the calendar year following the year that includes Participant’s Termination Date, (ii) any additional payments that are made on or before the last day of the second calendar year following the year of Participant’s Termination Date and do not exceed the lesser of two times Participant’s annual rate of pay in the year prior to the Termination Date or two times the limit under Code Section 401(a)(17) then in effect, and (iii) continued medical expense reimbursements during the applicable COBRA period, are intended to be exempt from the requirements of Section 409A of the Code.

(d) To the extent any amounts under this Plan are payable by reference to a Participant’s termination of Employment, such term and similar terms shall be deemed to refer to such Participant’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, to the extent any payments hereunder constitute “nonqualified deferred compensation,” within the meaning of Section 409A of the Code (a “Section 409A Payment”), and Participant is a specified employee, within the meaning of Treasury Regulation Section 1.409A-1(i), as determined by the Company in accordance with any method permitted under Section 409A of the Code, as of the date of Participant’s separation from service, each such Section 409A Payment that is payable upon such Participant’s separation from service and would have been paid prior to the six-month anniversary of such Participant’s separation from service, shall be delayed until the earlier to occur of (i) the six-month anniversary of Participant’s separation from service and (ii) the date of Participant’s death. Further, to the extent that any amount is a Section 409A Payment and such payment is conditioned upon Participant’s execution of a release or Participation and Restrictive Covenant Agreement and which is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, then such Section 409A Payment shall be paid or provided in the later of the two taxable years.

(e) Any reimbursements payable to a Participant pursuant to this Plan or otherwise shall be paid to such Participant in no event later than the last day of the calendar year following the calendar year in which such Participant incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Plan shall not be subject to liquidation or exchange for any other benefit.

SECTION 6. Covenants. Each Participant’s participation in this Plan is conditioned upon Participant’s execution of a Participation and Restrictive Covenant Agreement within thirty (30) days after such agreement is delivered to such Participant (or such later date as permitted by the Plan Administrator). If a Participant breaches any of the covenants in the Participation and Restrictive Covenant Agreement, including any non-competition, non-solicitation, non-disparagement or confidentiality covenants contained therein, (i) Participant’s entitlement to Severance Benefits shall be null and void, (ii) all rights to receive or continue to receive Severance Benefits shall thereupon cease and (iii) Participant shall immediately repay to the Company all amounts theretofore paid to, and the value of all benefits theretofore received by, Participant. The foregoing shall not limit any other rights or remedies the Company may have existing in its favor, including injunctive relief.

SECTION 7. Offset; No Mitigation.

(a) To the extent permitted by Section 409A of the Code, the amount of a Participant’s payments under this Plan shall be reduced to the extent necessary to defray amounts owed by Participant due to unused expense account balances, overpayment of salary, awards or bonuses, advances or loans.

(b) In no event shall any Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Participant under any of the provisions of this Plan and, such amounts shall not be reduced whether or not Participant obtains other employment, except as expressly provided in Section 3(a)(v) and Section 3(c).

SECTION 8. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing in person or by telecopy (or similar electronic means with a copy following by nationally recognized overnight courier) or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties.

If to the Company:	Chaparral Energy, Inc.
701 Cedar Lake Boulevard
Oklahoma City, OK 73114
Attention: General Counsel

If to a Participant:	At the most recent address
on file with the Company

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered, sent or mailed.

(b) Choice of Law. This Plan shall be deemed to be made in Oklahoma, and, to the extent not preempted by ERISA or other federal law, the validity, interpretation, construction and performance of this plan in all respects shall be governed by the laws of Oklahoma without regard to its principles of conflicts of law. By participating in this Plan, each Participant and the Company hereby (i) irrevocably consent to, and agree not to object or assert any defense or challenge to, the jurisdiction and venue of the state and federal courts located in Oklahoma, and agree that any claim which, subject to Section 4 above, may be brought in a court of law or equity may be brought in any such Oklahoma court, and (ii) knowingly, voluntarily and intentionally waive any rights such party may have to a trial by jury in respect of any litigation based hereon or arising out of or in connection with this Plan. This provision is a material inducement for the Participant to be a Participant hereunder.

(c) No Waiver. No failure by the Company or a Participant at any time to give notice of any breach by the Company or a Participant, or to require compliance with, any condition or provision of this Plan shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(d) Severability. If a court of competent jurisdiction determines that any provision of this Plan is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Plan, and all other provisions shall remain in full force and effect.

(e) Withholding of Taxes and Other Employee Deductions. The Company may withhold from any benefits and payments made pursuant to this Plan all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company’s employees generally.

(f) Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(g) Interpretations. For purposes of this Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation”. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

(h) Successors. This Plan shall be binding upon and inure to the benefit of the Employer and any successor of the Employer, including without limitation any person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise and the Employer shall require any such acquirer successor to assume this Plan and the obligations and liabilities contemplated thereunder, including, but not limited to the amendment and termination obligations contemplated under Section 8(l). Participants’ rights, benefits and obligations under this Plan are personal and shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Employer.

(i) Non-Duplication. The Severance Benefits provided under this Plan are not intended to result in any duplicative benefits to Participant and this Plan shall be administered accordingly. Accordingly, the Plan Administrator, in good faith, shall exercise its discretion and to the extent permitted under applicable law, equitably offset against Participant’s severance benefits under this Plan against any other severance, termination, or similar benefits payable to Participant by the Employer or amounts paid to comply with, or satisfy liability under, the Worker Adjustment and Retraining Notification Act or any other foreign, federal, state, or local law requiring payments in connection with any termination of Employment or workforce reduction, including, but not limited to, amounts paid in connection with paid leaves of absence, back pay, benefits, and other payments intended to satisfy such liability or alleged liability. For the avoidance of doubt, this Plan shall replace any agreements entered into between the Employer and the Participant providing the Participant with severance or related benefits and the Participant shall not be entitled to benefits under both this Plan and any other severance plan or policy maintained by the Employer or its Affiliates and amounts payable under this Plan shall be reduced by any amounts received or payable under any such severance plan or policy. To the extent that the Severance Benefits payable hereunder are deemed to be a substitute for a Section 409A Payment provided under another agreement with Participant, then the Severance Benefits payable hereunder shall be paid at the same time and in the same form as such substituted Section 409A Payment to the extent required to comply with Section 409A of the Code.

(j) Deemed Resignations. Any termination of a Participant’s Employment shall constitute an automatic resignation of such Participant as an officer of the Employer and each Affiliate of the Employer, an automatic resignation from the board of directors, if applicable, of the Employer and each Affiliate of the Employer and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which the Employer or any Affiliate holds an equity interest and with respect to which board or similar governing body such Participant serves as the Employer’s or such Affiliate’s designee or other representative.

(k) No Guarantee of Employment. This Plan shall not be construed as creating any contract of Employment between the Employer and its Affiliates, on the one hand, and any Participant, on the other hand, nor shall this Plan be construed as restricting in any way the rights of the Employer or any of its Affiliates to terminate the Employment of any Participant at any time and for any reason subject, however, to any rights of a Participant under this Plan.

(l) Amendment and Termination of this Plan. Except as specifically provided in Section 5, the Committee may amend, modify or terminate this Plan at any time; provided, however, that (i) no such amendment, modification or termination will be effective unless each affected Participant has received written notice thereof at least twelve (12) months prior to such amendment, modification or termination becoming effective and (ii) no such amendment, modification or termination may materially impair the rights of a Participant whose Termination Date previously occurred. In addition, the Committee may not amend, modify or terminate this Plan after steps have been taken, and continue to be taken, that could lead to a Change in Control or within twenty-four (24) months after a Change in Control without an impacted Participant’s written consent. The failure of the Employer or a Participant to insist upon strict adherence to any term of this Plan on any occasion shall not be considered as a waiver of the rights of the Employer or such Participant or deprive the Employer or such Participant of the right thereafter to insist upon strict adherence to that term or any other term of this Plan. No failure or delay by the Employer or any Participant in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. For the avoidance of doubt, a Participation’s participation in this Plan shall terminate upon the earliest to occur of (i) the date of termination of the Participant’s employment by the Employer if no benefits are payable under this Plan, (ii) the date the Employer satisfies its obligation, if any, to make payments and provide benefits to the Participant pursuant to this Plan, (iii) the removal of the Participant from participation in this Plan in accordance with Section 2, and (iv) termination of this Plan in accordance with this Section 8(l) prior to the date the Participant terminates employment with the Employer.

SECTION 9. Survival. The provisions of this Plan, including Section 3, Section 4, Section 5, Section 6, Section 7 and Section 8 shall survive and remain binding and enforceable, notwithstanding the expiration or termination of this Plan, the termination of a Participant’s Employment for any reason or any settlement of the financial rights and obligations arising from such Participant’s participation hereunder, to the extent necessary to preserve the intended benefits of such provisions.

* * * * * *

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed on its behalf, to be effective as of the Effective Date.

CHAPARRAL ENERGY, L.L.C.

By:
Justin Byrne
Vice President and General Counsel